Contacts:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
(212) 687-8080

GLASS LEWIS, A LEADING PROXY ADVISORY FIRM, RECOMMENDS THAT
EQUUS SHAREHOLDERS VOTE ON THE WHITE PROXY CARD

Glass Lewis and RiskMetrics Note Conflicts of Interest
and Lack of a Viable Plan with Douglass Committee Nominees

HOUSTON, TX – May 5, 2010 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Fund”) today commented on the reports issued by Glass Lewis & Co., and RiskMetrics Group, the leading independent proxy voting and corporate governance advisory firms. Here are some of the highlights of their reports:

1.	THE TRULITE CONFLICTS:

Glass Lewis

•
“With respect to the Dissident’s [Douglass Committee’s] non-incumbent nominees, Messrs. Godshall and White serve as the vice chairman and chairman, respectively, of Trulite, Inc. (“Trulite”), one of Equus’ portfolio companies.  Paula Douglass originated a $2.3 million loan to Trulite, on which Trulite defaulted and upon which the Company [Equus] took action to collect on April 23, 2010.  We believe these issues raise questions about whether certain of the [Douglass Committee’s] non-incumbent nominees may take actions or have interests that are not aligned with, or may, in fact, be inimical to, the interests of shareholders.”

-	Glass Lewis & Co., April 28, 2010 (Bracketed language added)

RiskMetrics

•
“Another issue we have regarding this [Douglass Committee’s] slate has to do with the presence of two Trulite affiliated nominees, Jonathan Godshall and John White.  We agree that conflicts of interest could arise through their presence on the board given Trulite’s default on the..debt it owes to Equus.”

-	RiskMetrics Group, May 4, 2010 (Bracketed language added)

2.	THE DOUGLASS COMMITTEE NOMINEES’ LACK OF A VIABLE PLAN:

Glass Lewis

•	“The Dissident [Douglass Committee] does not, to our knowledge, codify a specific plan for the Company going forward.”
-	Glass Lewis & Co., April 28, 2010 (Bracketed language added)

RiskMetrics

•	“…we believe that [The Douglass Committee] have not presented a viable plan to effect positive change at the company.
-	RiskMetrics Group, May 4, 2010 (Bracketed language added)

“We are gratified but not surprised that Glass Lewis and RiskMetrics both cited the conflicts presented by the three Trulite Directors being part of the Douglass Committee slate and the Committee’s lack of a plan to increase shareholder value,” said Richard Bergner, Chairman of the Fund.  “We believe these are just a few of the many reasons that Equus shareholders should support change at the Fund and reject the Douglass Committee nominees.  Even if shareholders have previously voted on the gold proxy card supplied by the Douglass Committee, they can still support the new direction of the Fund by heeding Glass Lewis’ recommendation and voting the WHITE proxy card today.”

TO ENSURE THAT YOUR VOTE IS RECEIVED IN TIME, WE ENCOURAGE YOU TO CAST YOUR VOTE USING THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.  YOU CAN ALSO FIND ADDITIONAL ADDITIONAL MATERIALS ON THE ANNUAL MEETING AT WWW.EQUUSCAP.COM.

Shareholders who have questions or require assistance in voting the WHITE proxy card, or need additional copies of the Fund’s proxy materials, can call Georgeson Inc. toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or email equus@georgeson.com.

About Equus
The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS." Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances.  These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof.  The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this letter does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.

Important Information

The Fund filed a definitive proxy statement concerning the 2010 Annual Meeting of Stockholders with the United States Securities and Exchange Commission (“SEC”) on April 12, 2010.  The Fund has also filed other relevant documents with the SEC.  The Fund advises stockholders to read the definitive proxy statement, as well as the other relevant documents filed with the SEC, because they contain important information about the election of directors and any other matters to be presented at the 2010 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and the other documents the Fund files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Fund’s definitive proxy statement by accessing www.equuscap.com. In addition, stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting Georgeson Inc. by telephone toll-free at 866-821-2606 (banks and brokerage firms should call 212-440-9800), or by email at equus@georgeson.com.

The Fund, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the 2010 Annual Meeting of Stockholders. Information about the participants is set forth in the definitive proxy statement. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement referred to above.

Note: Permission to use quotations from RiskMetrics Group and Glass Lewis & Co. was neither sought nor obtained.